Exhibit No. 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I certify to the best of my knowledge and belief that the Annual Report on Form 10-K of Armstrong World Industries, Inc. (the “Company’) containing its financial statements for the fiscal year ended December 31, 2011 fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 as amended, and that information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company as of that date.

/s/ Thomas B. Mangas
Thomas B. Mangas
Senior Vice President and Chief Financial Officer
Armstrong World Industries, Inc.

Dated: February 27, 2012